                          SCHEDULE 14A INFORMATION

                  PROXY STATEMENT PURSUANT TO SECTION 14(A)
                   OF THE SECURITIES EXCHANGE ACT OF 1934

FILED BY THE REGISTRANT  [X]
FILED BY A PARTY OTHER THAN THE REGISTRANT  [ ]

CHECK THE APPROPRIATE BOX:
[ ]  Preliminary Proxy Statement
[ ] Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

                              M.S.B. FUND, INC.
        ------------------------------------------------------------
              (Name of Registrant as Specified In Its Charter)

        ------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement if other than the Registrant)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
[X] No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
     1)  Title of each class of securities to which transaction applies:
     2)  Aggregate number of securities to which transaction applies:
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
     4)  Proposed maximum aggregate value of transaction:
     5)  Total fee paid:
[ ]  Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     1)  Amount Previously Paid:
     2)  Form, Schedule or Registration Statement No.:
     3)  Filing Party:
     4)  Date Filed:

                               M.S.B. FUND, INC.

                          200 PARK AVENUE, 45TH FLOOR

                            NEW YORK, NEW YORK 10166

                               ------------------

                                               October 3, 1997

Dear Stockholder:

     Enclosed is a Notice of Meeting and Proxy Statement for a Special Meeting of Stockholders of M.S.B. Fund, Inc. (the "Fund"). At the Special Meeting, stockholders will be asked to approve a new investment advisory agreement with Shay Assets Management, Inc.

     M.S.B. Fund's current investment adviser, Shay Assets Management Co., is a general partnership consisting of two general partners, Shay Assets Management, Inc. and ACB Assets Management, Inc. ("ACB"), each of which holds a 50% interest in the partnership. As part of a proposed transaction, ACB has agreed to sell its 50% partnership interest to Shay Assets Management, Inc. Immediately upon purchasing ACB's interest, the partnership's investment advisory functions will be transferred to Shay Assets Management, Inc., which is the managing partner of the current investment adviser.

     Under the Investment Company Act of 1940, as amended, the transaction may constitute an "assignment" of the Fund's current investment advisory agreement and, therefore, would result in an automatic termination of that agreement. Therefore, stockholders are being asked to approve a new investment advisory agreement. The new investment adviser, Shay Assets Management, Inc., will undertake the investment advisory responsibilities for the Fund on substantially the same terms and conditions as are contained in the Fund's current investment advisory agreement. There are no changes planned in the advisory fees, the senior personnel of the investment adviser, the portfolio manager of the Fund or the investment objectives and policies of the Fund. The transaction has no effect on the number of shares you own or the value of those shares, and the investment objective of the Fund will remain the same.

     The Fund's Board of Directors has approved the new investment advisory agreement unanimously and recommends it for your approval. I encourage you to vote in favor of the proposal. Please vote now to help save the cost of additional solicitations.

     As always, we thank you for your confidence and support.

                                               Sincerely,

                                               /s/ Edward E. Sammons, Jr.

                                               Edward E. Sammons, Jr.
                                               Secretary

MSB FUND LOGO
200 PARK AVENUE, 45TH FLOOR
NEW YORK, NY 10166

                                                     NOTICE OF SPECIAL MEETING
                                                      OF STOCKHOLDERS TO BE HELD
                                                         NOVEMBER 13, 1997
                                        ----------------------------------------

To the Stockholders of M.S.B. FUND, INC.:

     A Special Meeting of Stockholders of M.S.B. FUND, INC. will be held in the Board Room of The Community Bankers Association of New York State, 45th Floor, 200 Park Avenue, New York, New York on Thursday, November 13, 1997, at 11:00 A.M. for the following purposes:

        - to consider and vote upon a proposal to approve a new investment advisory agreement with Shay Assets Management, Inc. (Proposal 1); and

        - to transact such other business as may properly come before the meeting or any adjournment thereof.

     Stockholders of record at the close of business on October 1, 1997, will be entitled to vote at the meeting or any adjournment thereof.

     STOCKHOLDERS ARE REQUESTED TO COMPLETE, DATE AND SIGN THE ENCLOSED FORM OF PROXY AND RETURN IT PROMPTLY IN THE ENVELOPE PROVIDED FOR THIS PURPOSE. If you attend the meeting and wish to vote in person, your proxy will not be used.

                                               By Order of the Board of
                                               Directors

                                               /s/ Edward E. Sammons, Jr.

                                               Edward E. Sammons, Jr.
                                               Secretary

October 3, 1997

                               M.S.B. FUND, INC.

                          200 PARK AVENUE, 45TH FLOOR

                            NEW YORK, NEW YORK 10166

                               ------------------

                                PROXY STATEMENT
                                      FOR

          SPECIAL MEETING OF STOCKHOLDERS TO BE HELD NOVEMBER 13, 1997

                               ------------------

     This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of M.S.B. Fund, Inc. (the "Fund") to be voted at the Special Meeting of Stockholders of the Fund to be held in the Board Room of The Community Bankers Association of New York State, 45th Floor, 200 Park Avenue, New York, New York on Thursday, November 13, 1997, at 11:00 A.M. and at any adjournment thereof, for the purposes set forth in the accompanying Notice of Special Meeting of Stockholders. This Proxy Statement and the accompanying notice of meeting and proxy card are being mailed to stockholders for the first time on or about October 3, 1997.

     If the enclosed proxy card is executed and returned, it may nevertheless be revoked at any time insofar as it has not been exercised. Revocation may be made in writing to the Secretary of the Fund (by execution of a proxy bearing a later date or otherwise) or orally by a stockholder present at the meeting. Unless so revoked, the shares represented by a properly executed proxy will be voted at the meeting and at any adjournment thereof in accordance with the instructions indicated on that proxy. If no such instructions are specified, the proxy will be voted for Proposal 1 described in this Proxy Statement.

     Stockholders of record at the close of business on October 1, 1997, will be entitled to vote at the meeting and any adjournment thereof. The Fund had outstanding 2,685,729 voting shares on such date. Each full share held by a stockholder is entitled to one vote. Fractional share credits held by a stockholder do not have voting rights. As to each matter presented to a vote of stockholders, shares present at the meeting in person or represented by proxy which abstain on a matter or are not voted because the proxyholder has not received necessary authorization will be counted in determining the presence of a quorum but will not be counted as for or against the matter and will not be counted in the number of votes cast for purposes of determining whether the approval of any required percentage of shares voting at the Special Meeting has been obtained. Broker non-votes (i.e., proxies sent in by brokers and other nominees that cannot be voted on a proposal because instructions have not been received from the beneficial owners) will be treated in the same manner as abstentions.

     Approval of Proposal 1 will require the affirmative vote of a majority of the outstanding securities of the Fund. For this purpose, the term "majority of the outstanding securities of the Fund" means the vote of (i) 67% or more of the shares present in person or represented by proxy at the Special Meeting, if more than 50% of the shares of the Fund outstanding on the record date are present or represented by proxy at the Special Meeting or (ii) more than 50% of the outstanding shares of the Fund, whichever is less.

     Although the Special Meeting is called to transact any other business that may properly come before it, the management of the Fund does not intend to present, and at the date hereof has no information that others will present, any matters other than Proposal 1. However, stockholders are being asked on the enclosed proxy card to authorize the persons named therein to vote with respect to any additional matters that properly come before the Special Meeting, including all matters incidental to the conduct of the Special Meeting. If any such matters do properly come before the Special Meeting, it is the intention of the persons named in the proxies to vote said proxies in accordance with their best judgment.

     A majority of the shares of the Fund outstanding on the record date, present in person or represented by proxy, constitutes a quorum for the transaction of business at the Special Meeting. In the event that a quorum is not present, or if sufficient votes in favor of Proposal 1 are not received by the time of the Special Meeting, the persons named as proxies may propose one or more adjournments of the Special Meeting to permit the gathering of additional proxies. Any such adjournment of the Special Meeting will require the affirmative vote of a majority of the shares present in person or represented by proxy at the session of the Special Meeting to be adjourned and will not require any further notice to stockholders other than announcement at the meeting of the time and place to which the meeting is adjourned. The persons named as proxies will vote in favor of such adjournment those proxies which they are entitled to vote in favor of Proposal 1. They will vote against any such adjournment those proxies required to be voted against or to abstain from voting on Proposal 1.

     Shay Assets Management, Inc., the proposed new investment adviser under the proposed new investment advisory agreement, and certain of its affiliates will bear the cost of this solicitation, including the cost of preparing and mailing the notice of meeting and this proxy statement, and other costs and expenses associated with the Special Meeting or the approval of the proposed new investment advisory agreement. The solicitation of proxies will be primarily by mail. Supplementary solicitation may be made, without cost to the Fund, by mail, telephone, facsimile transmission or oral communication by officers of the Fund or employees of Shay Financial Services Co., the Fund's distributor.

     WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, THE BOARD OF DIRECTORS REQUESTS THAT YOU COMPLETE, DATE AND SIGN YOUR PROXY CARD AND RETURN IT PROMPTLY IN THE ENVELOPE PROVIDED FOR THIS PURPOSE TO ENSURE THAT YOUR SHARES WILL BE REPRESENTED AT THE MEETING. If you attend the meeting and wish to vote in person, your proxy will not be used.

                   MATTERS TO COME BEFORE THE SPECIAL MEETING

  PROPOSAL 1 -- APPROVAL OF THE INVESTMENT ADVISORY AGREEMENT WITH SHAY ASSETS
                                MANAGEMENT, INC.

     The stockholders of the Fund are being asked to approve at the Special Meeting an investment advisory agreement (the "New Shay Agreement") with Shay Assets Management, Inc. ("SAMI"). The New Shay Agreement will replace the Fund's existing investment advisory agreement with Shay Assets Management Co. ("SAMC"), and SAMI will replace SAMC as investment adviser to the Fund. The New Shay Agreement is being proposed to stockholders of the Fund as the result of certain transactions (the "Shay/ACB Transaction") between companies controlled by Rodger
D. Shay, Sr. ("Mr. Shay") and America's Community Banking Partners, Inc. ("ACB Partners") and its subsidiaries and affiliates.

BACKGROUND

     The Fund's current investment adviser, SAMC, is a general partnership composed of two general partners, SAMI and ACB Assets Management Inc. ("ACB"). SAMI is the managing partner of the partnership and is controlled by Mr. Shay. ACB is a wholly-owned subsidiary of ACB Partners. As part of the Shay/ACB Transaction, SAMI has agreed to purchase ACB's 50% interest in SAMC. Upon consummation of the transaction, SAMC will be dissolved and its business, assets and liabilities (including its investment management operations and personnel) will be transferred to SAMI.

     Consummation of this transaction may constitute an assignment of the Fund's current investment advisory agreement under which SAMC serves as investment adviser (the "Current Agreement") to the Fund. As required by the Investment Company Act of 1940, as amended (the "Investment Company Act"), the Current Agreement provides that it will terminate automatically in the event of its assignment. In anticipation of the Shay/ACB Transaction and the resulting termination of the Current Agreement, the New Shay Agreement between the Fund and SAMI is being proposed for approval by the stockholders of the Fund. A copy of the proposed form of the New Shay Agreement is attached hereto as Exhibit A. The form of agreement set forth in Exhibit A has been marked to show all changes from the Current Agreement.

     The New Shay Agreement, if approved at the Special Meeting, will be entered into contemporaneously with the consummation of the Shay/ACB Transaction, which is expected to occur in the fourth quarter of 1997. In the event the Shay/ACB Transaction is not consummated, the parties will not enter into the New Shay Agreement, and the Current Agreement will continue in effect.

RECOMMENDATION OF THE BOARD OF DIRECTORS

     The Board of Directors met on August 20, 1997, to consider the Shay/ACB Transaction and to consider the New Shay Agreement. The Board, including a majority of the directors who are not parties to the transaction or interested persons of any such party and including all of the directors present at the meeting, voted to approve the New Shay Agreement and to recommend it to the stockholders for approval. Additional information concerning the directors' deliberations and the reasons for the Board's recommendation are set forth under the caption "-- Board of Directors Evaluation" below.

DESCRIPTION OF THE NEW SHAY AGREEMENT

     There are no material differences between the terms of the New Shay Agreement and the terms of the Current Agreement.* All substantive terms, including without limitation, the services provided, the fees payable and the expense limitations, remain unchanged. See Exhibit A for the complete text

---------------

* The provisions of the New Shay Agreement will be identical to those of the Current Agreement, except for: (i) the identity of the Adviser, (ii) the date of the Agreement, (iii) the deletion of certain transitional arrangements (in Sections 7(a), 7(d), 7A and 10) that were applicable only at the time of the effectiveness of the Current Agreement in May, 1995, (iv) the change of the annual renewal date in Section 10 from May 19 to May 30, and (v) the address of the Fund.

     of the New Shay Agreement and the precise differences between the New Shay Agreement and the Current Agreement.

     Under the New Shay Agreement, the investment adviser will provide investment advisory services to the Fund, will manage the investment and reinvestment of the assets of the Fund (including the purchase, retention and disposition of portfolio securities) and will manage the business affairs of the Fund incidental to such portfolio management, subject to the supervision of the Board of Directors of the Fund. The New Shay Agreement requires the investment adviser to conduct its activities under the agreement in conformity with all applicable laws and regulations (including tax requirements relating to the Fund's status as a regulated investment company) and with the Certificate of Incorporation, By-laws, prospectus and statement of additional information of the Fund and in accordance with any policies or resolutions adopted by the Board of Directors of the Fund. The investment adviser is required to maintain books and records with respect to the portfolio transactions of the Fund in accordance with the requirements of the Investment Company Act. The investment adviser also is required to provide such office and other facilities as may be required by the Fund and is responsible for the cost of preparing minutes of meetings of the Board of Directors. The New Shay Agreement also requires the investment adviser to provide PFPC Inc. and PNC Bank Corp., the Fund's administrator and custodian, respectively, with such information concerning the portfolio transactions of the Fund as they may require in connection with the performance of their respective duties to the Fund.

     In consideration of the services provided by the investment adviser, the Fund will pay the investment adviser a fee computed at the annual rate of 0.75% of the first $100 million of the Fund's average daily net assets and 0.50% of the Fund's average daily net assets in excess of $100 million. The fee is accrued daily and paid monthly. This fee is identical to the fee provided for under the Current Agreement. The net assets of the Fund at June 30, 1997, were approximately $45 million.

     Under the New Shay Agreement, the investment adviser pays all the expenses incurred by it in connection with its activities under the agreement. All other expenses are borne by the Fund, subject to the expense limitation described below. These expenses include, among other things, the fees payable to the Fund's investment adviser, administrator, transfer agent, shareholder servicing agent, dividend paying agent and custodian, brokerage fees and expenses, filing fees for the registration of the Fund's shares under federal securities laws, taxes, interest, the cost of liability insurance, fidelity bonds, indemnification expenses, legal and auditing fees and expenses, any costs and expenses of preparing and printing prospectuses, proxy materials, reports and notices and of mailing the same to shareholders and regulatory authorities (except for such costs and expenses as relate to the Special Meeting and the implementation of the New Shay Agreement, which costs and expenses will be paid by SAMI and its affiliates), the compensation and expenses of the Fund's directors and officers who are not affiliated with the Fund's investment adviser or administrator and any extraordinary expenses incurred by the Fund.

     The New Shay Agreement includes an expense limitation provision which is identical to the expense limitation contained in the Current Agreement. This expense limitation will result in a reduction of the advisory fee payable to the investment adviser to the extent the expenses of the Fund (exclusive of professional fees, directors fees and expenses and 12b-1 fees) exceed 1.10% of the Fund's average daily net assets during any fiscal year. As a result of this limitation, the overall expenses of the Fund, after taking into account all compensation paid to the investment adviser and the Fund's administrator, transfer agent, registrar and custodian, will not exceed the sum of (i) 1.10% of the Fund's average daily net assets, (ii) the aggregate amount paid for professional fees (i.e. legal and accounting fees) and directors' fees and expenses and (iii) any distribution expenses paid under a plan of distribution, if any, adopted under Rule 12b-1 under the Investment Company Act. The Fund does not currently have any such plan of distribution.

     During 1996, the fee paid to SAMC under the Current Agreement was $267,946 after a reduction of $51,122 as a result of the expense limitation described above.

     Under the New Shay Agreement, the investment adviser is not liable to the Fund for any error of judgment or mistake of law or for any loss suffered by the Fund, except a loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services or a loss resulting from willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or from reckless disregard by it of its obligations and duties under the agreement.

     The New Shay Agreement, if approved by the stockholders at the Special Meeting, will be entered into contemporaneously with the consummation of the Shay/ACB Transaction and will remain in effect until May 30, 1998. The agreement will continue in effect from year to year thereafter, subject to termination by the Fund or the investment adviser as described below, if such continuance is approved at least annually by the vote of the Fund's Board of Directors and a majority of the directors of the Fund who are not "interested persons" of the Fund or of the investment adviser.

     In the Current Agreement, SAMC has committed to the fee arrangement and contractual terms contained in the Current Agreement for a period of at least three years from the effective date of that agreement, i.e. until May 19, 1998. The investment adviser may terminate the New Shay Agreement only after May 19, 1998, upon 90 days' written notice to the Fund. The New Shay Agreement may be terminated at any time by the Fund, without payment of any penalty, upon 30 days' written notice to the investment adviser. The New Shay Agreement terminates automatically in the event of its assignment by the investment adviser.

ADDITIONAL INFORMATION CONCERNING THE NEW INVESTMENT ADVISER (SAMI) AND THE CURRENT INVESTMENT ADVISER (SAMC)

     The Current Investment Adviser (SAMC)

     The Fund's current investment adviser, SAMC, is an Illinois general partnership that consists of two general partners, SAMI and ACB. Each of the partners holds a 50% interest in the partnership. SAMI, which is the managing partner of the investment adviser, is controlled by Rodger D. Shay, Sr., who is a Vice President of the Fund. ACB is a wholly-owned subsidiary of ACB Investment Services, Inc., which is a wholly-owned subsidiary of ACB Partners, which in turn is a wholly-owned subsidiary of America's Community Bankers(R) (the "Association"), which is the trade association representing savings institutions in the United States. SAMC's principal office is located at 111 East Wacker Drive, Chicago, Illinois 60601. It also maintains offices in Miami, Florida, New York City and Summit, New Jersey. The principal executive office of ACB and of its parent companies (other than the Association, which is located in Washington, D.C.), is located at 111 East Wacker Drive, Chicago, Illinois 60601.

     SAMC has served as the Fund's investment adviser since May, 1995, pursuant to the Current Agreement which is dated May 19, 1995. The Current Agreement was submitted to and approved by the stockholders of the Fund at a meeting of stockholders held on June 6, 1995. At a meeting held on April 17, 1997, the Board of Directors of the Fund reviewed and approved the continuation of the Current Agreement for an additional term of twelve months ending May 19, 1998.

     SAMC also serves as investment adviser to Asset Management Fund, Inc., a registered investment company comprising five fixed-income portfolios with aggregate net assets of approximately $1 billion at June 30, 1997, and as investment adviser to Institutional Investors Capital Appreciation Fund, Inc. ("IICAF"), an investment company which invests in equity securities and had net assets of approximately $82 million at June 30, 1997. SAMC's investment advisory agreement with Institutional Investors Capital Appreciation Fund, Inc. is substantially the same as the Current Agreement with the Fund, including fees and expense limitations. Because of the greater net assets of IICAF, the expense limitations did not result in any reduction of SAMC's fee under that agreement during 1996.

     The New Investment Adviser (SAMI)

     The proposed new investment adviser, SAMI, is a Florida corporation that serves as the managing partner of the Fund's current investment adviser. The principal executive offices of SAMI are located at 111 East Wacker Drive, Chicago, Illinois 60601, and SAMI will continue to maintain the current offices of SAMC in Miami, New York City and Summit, New Jersey.

     SAMI currently is owned by Rodger D. Shay, Sr., his son Rodger D. Shay, Jr. and two long-standing employees of the Shay organization. Rodger D. Shay, Sr. is the majority owner of the company. Upon the consummation of the Shay/ACB Transaction, SAMI will become wholly owned by Shay Investment Services, Inc. ("SISI"), a Florida corporation which will serve as the holding company for SAMI and certain other companies currently controlled by Rodger D. Shay, Sr. Rodger
D. Shay, Sr. and Rodger D. Shay, Jr. will own 66.5% and 25%, respectively, of the stock of SISI with the remaining 8.5% to be held by the two employees. The principal executive office of SISI is located at 888 Brickell Avenue, Miami, Florida.

     SAMI currently is not registered with the Securities and Exchange Commission (the "Commission") as an investment adviser but has filed with the Commission an application to register as an investment adviser. The consummation of the Shay/ACB Transaction is subject to a number of conditions, including, among other things, the effectiveness of SAMI's registration as an investment adviser.

     The principal executive officer and the sole director of SAMI and SISI is Rodger D. Shay, Sr. Mr. Shay and his son, Rodger D. Shay, Jr., are the only persons who will own more than 10% of the outstanding voting securities of SISI upon the completion of the Shay/ACB Transaction. As described above, upon completion of that transaction, the new investment adviser, SAMI, will become a wholly-owned subsidiary of SISI. Rodger D. Shay, Sr. is President and Chief Executive Officer of Shay Assets Management Co., President of Shay Assets Management, Inc., President and Chief Executive Officer of Shay Financial Services Co. and President of Shay Financial Services, Inc. The address of Rodger D. Shay, Sr. and Rodger D. Shay, Jr. is 888 Brickell Avenue, Miami, Florida.

BOARD OF DIRECTORS EVALUATION

     At a special meeting of the Board of Directors held on August 20, 1997, called for the purpose of considering the New Shay Agreement and at which a quorum was present, the New Shay Agreement was approved by the vote of a majority of the Board of Directors (a unanimous vote of the directors present at the meeting), including a majority of the directors of the Fund who are not interested persons of the Fund or of SAMI or SAMC.

     On July 17, 1997, the Board of Directors of the Fund was informed that SAMI and ACB had reached an agreement in principle pursuant to which SAMI would acquire ACB's 50% interest in SAMC. A special meeting of the Board of Directors of the Fund was held on August 20, 1997, to consider the approval of the New Shay Agreement with SAMI. In connection therewith, the directors received and reviewed written information concerning the Shay/ACB Transaction and concerning SAMI and SAMC. In connection with their review, the directors were assisted and advised by legal counsel.

     In connection with the directors' review, SAMI and Rodger D. Shay, Sr., who will be the controlling shareholder of the parent company of SAMI and who is an officer of the Fund, represented to the directors and the Fund, among other things, that:

     - the transaction will not result in any change in the Fund's investment objective or policies;

     - as a result of the transaction there will not be any change in the senior management or personnel of the investment adviser, any change in the Fund's portfolio managers or any change in the financial condition of the investment advisor, nor is there any expectation that the profitability of the investment adviser would be affected as a direct result of the transaction;

     - the transaction will not adversely affect the quality of the services provided to the Fund;

     - the business affairs of the investment adviser will continue to be managed by Rodger D. Shay, Sr., and the investment adviser will be controlled by Rodger D. Shay, Sr., who currently is the controlling shareholder of SAMI, which currently is the managing partner of SAMC; and

     - the investment adviser will not raise its fees or lower its current level of expense waiver as a direct result of the transaction, and the investment adviser does not anticipate raising its fees in the foreseeable future.

     The Board of Directors also was advised that SAMI and ACB intend to rely on
Section 15(f) of the Investment Company Act, which provides a non-exclusive safe harbor permitting an investment adviser to an investment company or any of the investment adviser's affiliated persons (as defined under the Investment Company
Act) to receive any amount or benefit in connection with a change in control of the investment adviser so long as two conditions are met. First, for a period of three years after the transaction, at least 75% of the directors of the investment company must not be "interested persons" of the investment company's investment adviser or its predecessor investment adviser. The Board of Directors of the Fund is and, upon the completion of the Shay/ACB Transaction, will be in compliance with this requirement. Second, an "unfair burden" is not imposed upon the investment company as a result of such transaction or any express or implied terms, conditions or understandings applicable thereto. The term "unfair burden" is defined in Section 15(f) to include any arrangement during the two-year period after the transaction whereby the investment adviser, or any interested person of any such investment adviser, receives or is entitled to receive any compensation, directly or indirectly, from the investment company or its shareholders (other than fees for bona fide investment advisory or other services) or from any person in connection with the purchase or sale of securities or other property to, from or on behalf of the investment company (other than bona fide ordinary compensation as principal underwriter for such investment company). SAMI and Rodger D. Shay, Sr. have represented to the Board of the Directors that no unfair burden (as defined in Section 15(f)) will be imposed on the Fund's stockholders by virtue of the Shay/ACB Transaction. SAMI and Mr. Shay also have agreed that for a period of three years following the Shay/ACB Transaction, at least 75% of the members of the Board of Directors of the Fund will not be interested persons of SAMI or its affiliates.

     In addition, SISI, SAMI and Shay Financial Services, Inc. have agreed, jointly and severally, to bear all expenses incurred by the Fund in connection with the special meetings of the Board of Directors and the stockholders of the Fund called to consider the New Shay Agreement, including without limitation, the following: (i) fees and expenses of the directors and officers of the Fund in connection with their attendance at such meetings, (ii) fees and expenses of counsel to the Fund in connection with their preparation for and attendance at such meetings, the preparation and filing of proxy materials related to the Special Meeting of stockholders and the preparation and filing of any amendment to the registration statements of the Fund or any prospectus supplement relating to the Shay/ACB transaction, (iii) printing and mailing costs relating to such proxy materials, amendments and prospectus supplements, and (iv) fees and expenses of the Fund's administrator and registrar and any inspector of election, proxy tabulator or mailing agent related to the Special Meeting. Mr. Shay also agreed that SAMI would reimburse the Fund for any additional insurance premiums that may be incurred by the Fund as the result of the Shay/ACB Transaction.

     In the course of their deliberations, the directors of the Fund, considered a variety of factors, including: the nature and quality of the services furnished to the Fund by SAMC and the policies and practices of SAMC with respect to the management of the Fund's investment portfolio; the investment performance and expense ratio of the Fund and of other similar mutual funds; the profitability of SAMC under the Current Agreement in acting as investment adviser to the Fund; the nature and structure of the Shay/ACB Transaction, including, the identity of SAMI and its regulatory status, the identity of the control group of SAMI, SAMC and SISI and the continuity in the management and personnel of the investment adviser, including portfolio managers, and the continuity in the manner in which the Fund's investment operations will be conducted; the financial condition of SAMI and the fairness of the advisory fee to be paid to SAMI in relation to the nature and quality of the services provided and in comparison to other similar mutual funds, the benefits to the Fund and the investment adviser of any soft dollar benefits received in connection with the execution of portfolio transactions for the Fund; the absence of material changes in the Fund's investment advisory agreement; and the fairness of the overall terms of the New Shay Agreement.

     Based on the directors' review of the foregoing materials and information and their consideration of the foregoing factors and such other factors as they deemed relevant, the Board of Directors concluded that the Shay/ACB Transaction should not cause any reduction in the quality of the services provided to the Fund and that the New Shay Agreement is fair and reasonable and in the best interests of the Fund.

BROKERAGE ALLOCATION

     The primary aim of the Fund in the allocation of portfolio transactions to various brokers is the attainment of best price and execution consistent with obtaining investment research services and statistical information at reasonable cost. A large majority of the Fund's portfolio transactions are executed on national securities exchanges through member firms. However, when the investment adviser believes that a better price can be obtained for the Fund, portfolio transactions may be executed in the third market. Portfolio transactions in unlisted securities are executed in the over-the-counter market through principal market makers. The list of brokers used by the Fund is reviewed continually in an effort to obtain maximum advantage from investment research and statistical information made available by brokers, and allocation among the brokers is made on the basis of best price and execution consistent with obtaining research and statistical information at reasonable cost. The investment adviser is thus authorized to pay a brokerage commission in excess of that which another broker might have charged for effecting the same transaction in recognition of the value of efficient execution and research and statistical information provided by the selected broker. In 1996, 69% of the Fund's brokerage (attributable to purchases of $14,953,498 and proceeds from sales of $17,778,502) was placed with brokers who provided investment research and statistical information to the investment adviser. The research and statistical information provided to the investment adviser consists primarily of written and electronic reports and presentations analyzing specific companies, industry sectors, the stock market and the economy. To the extent that such research and information are used by the investment adviser in rendering investment advice to the Fund, they tend to reduce the investment adviser's expenses. Research services and statistical information furnished by brokers through which the Fund effects securities transactions may be used by the investment adviser in servicing other accounts, and not all such services may be used by the investment adviser in connection with the Fund. The total amounts of brokerage commissions paid in 1996 was $36,281. The investment adviser monitors the reasonableness of commissions paid by the Fund based on its experience in the market, and the reasonableness of such commissions is reviewed periodically by the Board of Directors. The average commission rate per share paid by the Fund was $0.0443 in 1996 and $0.0487 for the first six months of 1997. The Fund does not employ any broker that is affiliated with the investment adviser.

AFFILIATIONS OF DIRECTORS AND OFFICERS OF THE FUND

     Certain officers and directors of the Fund are also officers, employees, directors or shareholders of SAMC and are, or will be, officers, employees, directors or shareholders of SAMI. Messrs. Rodger D. Shay, Sr., Edward E. Sammons, Jr., John J. McCabe and Mark F. Trautman, who are officers of the Fund, are officers and employees of SAMC and are or will be officers and employees of SAMI. Mr. Shay is the sole director of SAMI and SISI. Mr. Shay also is the controlling stockholder of SAMI and, upon the closing of the Shay/ACB Transaction, will become the majority stockholder of SISI, which at that time will become the corporate parent of SAMI.

     Messrs. Harry P. Doherty and David F. Holland, who are directors of the Fund, also hold positions with affiliates of the investment adviser. Mr. Holland is Chairman of the Board of ACB Partners, a director of ACB, which is a general partner in the Fund's current investment adviser, and a director of ACB Investment Services Inc. Mr. Doherty is a director of the Association. Mr. Holland also served as a director and officer of the Association prior to 1996. Messrs. Doherty and Holland currently are considered to be "interested persons" of the Fund by virtue of their positions with ACB Partners, the Association or their affiliates. Because Mr. Holland intends to resign those positions concurrently with the closing of the Shay/ACB Transaction, Mr. Holland will be deemed to be no longer an "interested person," unless the Commission by order determines that Mr. Holland is an "interested person" by virtue of having a material relationship with the Fund's investment adviser or distributor as a result of his prior positions with ACB Partners and its affiliates. Mr. Doherty may continue to be considered an "interested person" as the result of his continued position with the Association and the interest of the Association in the royalty and other payments that will be made by the Shay Entities (as defined below) to ACB Partners and its affiliates.

DESCRIPTION OF THE SHAY/ACB TRANSACTION

     ACB Partners and certain of its subsidiaries have entered into a Purchase and Sale Agreement (the "Purchase Agreement") with SAMI and certain other companies controlled by Rodger D. Shay, Sr. (collectively the "Shay Entities") pursuant to which ACB Partners and such subsidiaries (collectively the "ACB Entities") will sell to the Shay Entities their interests in certain businesses that are owned jointly by the ACB Entities and the Shay Entities. These businesses include, among others, SAMC, which is the Fund's current investment adviser, and Shay Financial Services Co., which is the Fund's current distributor. In each case, the relevant ACB Entity will sell its interest in the jointly owned company to the relevant Shay Entity which owns the remaining interest in the business.

     ACB has agreed in the Purchase Agreement to sell its 50% interest in the Fund's current investment adviser, SAMC, to SAMI. Upon the completion of the Shay/ACB Transaction, SAMC will be dissolved and all of SAMC's assets will be transferred to SAMI. SAMI will assume all the liabilities and obligations of ACB in its capacity as a partner in SAMC, and SAMI will continue to operate the investment advisory business previously conducted by SAMC. All personnel of SAMC will be transferred to, and will continue as employees of, SAMI.

     The Purchase Agreement provides that at the closing of the Shay/ACB Transaction, SAMI and other Shay Entities shall enter into a Marketing Agreement with ACB Development Services, Inc., an indirect subsidiary of the Association, whereby the Association will provide marketing resources in order to assist the Shay Entities with promotion and marketing of broker/dealer, asset management and investment advisory products and services for insured institutions and related business entities to members of the Association and their affiliated entities in exchange for payment of an annual fee.

     The Purchase Agreement also provides that the Shay Entities shall enter into a Royalty Agreement with the Association whereby the Association will permit the use of the Association's name and logo in connection with the sale and marketing of the Shay Entities' broker/dealer, asset management and investment advisory products and services for insured institutions and related business entities to members of the Association and their affiliated entities in exchange for payment of royalties. The Royalty Agreement would require the payment of royalties on, among other things, the revenue received by SAMI under investment advisory agreements with Asset Management Fund, Inc. and IICAF, to the extent that any of such revenues are derived from assets invested in such entities by the Association or any of its members or their affiliated entities. It would not require the payment of royalties on any revenues received by SAMI from the Fund.

     The Shay Entities also will continue to sublease from the Association certain office space located at 111 East Wacker Drive in Chicago through September, 1998.

     The consummation of the Shay/ACB Transaction is conditioned upon, among other things, the receipt of all necessary regulatory approvals, which would include the effectiveness of the registration of SAMI as an investment adviser under the Investment Advisers Act of 1940, as amended, and the effectiveness of the registration of the Fund's new distributor as a broker-dealer under the Securities Exchange Act of 1934, as amended, and any applicable state laws. In addition, the closing of the Shay/ACB Transaction is conditioned upon the approval by the stockholders of each registered investment company for which SAMC currently acts as investment adviser of new investment advisory agreements with SAMI. SAMI has advised the Fund that if the stockholders of the Fund do not approve the New Shay Agreement, SAMI and ACB will proceed with the proposed transaction (assuming that all other conditions precedent have been satisfied or waived). In that event, the Fund's Board of Directors would take such action as it deemed to be in the best interests of the Fund and its stockholders, including, if necessary, seeking exemptive relief from the Commission so that SAMI could provide investment advisory services to the Fund on an interim basis. If the Shay/ACB Transaction is not consummated for any reason, the current investment advisory agreement between the Fund and SAMC will continue in effect.

     The consummation of the Shay/ACB Transaction is expected to occur in the fourth quarter of 1997.

ADDITIONAL INFORMATION -- DISTRIBUTION ARRANGEMENTS

     The Fund's current distributor, Shay Financial Services Co., is an Illinois general partnership that consists of two general partners, Shay Financial Services, Inc. ("SFSI") and ACB Securities, Inc. ("ACB Securities"), each of which holds a 50% interest in the partnership. SFSI is the managing partner of the distributor and is controlled by Rodger D. Shay, Sr. ACB Securities is an indirect wholly-owned subsidiary of ACB Partners. As part of the Shay/ACB Transaction, ACB Securities has agreed to sell its 50% interest in the distributor to SFSI. Upon the consummation of the Shay/ACB Transaction, Shay Financial Services, Inc. will become the Fund's distributor under a distribution agreement that is substantially the same as the current distribution agreement with Shay Financial Services Co. Neither the current distribution agreement with Shay Financial Services Co. nor the new distribution agreement with SFSI provides for any compensation to the distributor. If the Shay/ACB Transaction is not consummated, the new distribution agreement will not take effect and the current distribution agreement with SFSI will continue in effect.

       THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" PROPOSAL 1.

                        SECURITY OWNERSHIP OF MANAGEMENT

     The following table provides information with respect to shares of the Fund beneficially owned by each director and by all directors and executive officers as a group as of August 31, 1997. On August 31, 1997, all directors and officers of the Fund as a group beneficially owned 116,771 shares (approximately 4.3% of the shares outstanding on such date) of the Fund. No person or group is known to the Fund to be the beneficial owner of more than 5% of the Fund's outstanding shares. The table below sets forth the shares owned by the directors of the Fund and the Fund's directors and officers of the Fund as a group as of August 31, 1997.

                                         NUMBER OF SHARES OF
                                            COMMON STOCK           PERCENT
NAME                                    BENEFICIALLY OWNED(1)      OF CLASS
----                                    ---------------------      --------
DIRECTORS
Malcolm J. Delaney.....................        2,743(2)               *
Timothy A. Dempsey.....................          539                  *
Harry P. Doherty.......................        2,665(2)               *
Joseph R. Ficalora.....................          885                  *
David Freer, Jr. ......................       26,477(2)(3)            *
Michael J. Gagliardi...................       16,692(2)(4)            *
David F. Holland.......................          263                  *
William A. McKenna, Jr. ...............       25,952(2)(5)            *
Norman W. Sinclair.....................        3,227                  *
Ian D. Smith...........................        5,790                  *
EXECUTIVE OFFICERS WHO ARE NOT ALSO
  DIRECTORS
Rodger D. Shay, Sr. ...................        8,051(2)(6)            *
Edward E. Sammons, Jr. ................        1,259                  *
John J. McCabe.........................       11,641(6)               *
Mark F. Trautman.......................       10,588(2)(6)(7)         *
Jay F. Nusblatt........................            0                  *
ALL DIRECTORS AND EXECUTIVE OFFICERS AS
  A GROUP (15 persons).................      116,771                  4.3%

---------------
 *  Less than 1%.

(1) Except as otherwise indicated, the beneficial owner has sole voting and investment power.

(2) Includes shares owned by, or jointly held with, spouses as follows: Mr. Delaney -- 2,743 shares jointly owned with Mrs. Delaney; Mr. Doherty -- 2,400 shares jointly owned with Mrs. Doherty; Mr. Freer -- 5,737 shares jointly owned with Mrs. Freer and 3,294 shares owned by Mrs. Freer; Mr. Gagliardi -- 1,735 shares jointly owned with Mrs. Gagliardi; Mr. McKenna -- 19,932 shares jointly owned with Mrs. McKenna; Mr. Shay -- 3,252 shares jointly owned with Mrs. Shay; and Mr. Trautman -- 2,362 shares jointly owned with Mrs. Trautman and 1,672 shares owned by Mrs. Trautman.

(3) Includes 835 shares owned by Double V Enterprises, Inc. which is 100% owned by Mr. Freer.

(4) Includes 635 shares owned and voted by Mr. Gagliardi's son (as to which Mr. Gagliardi disclaims beneficial ownership).

(5) Includes 5,511 shares held by Mr. McKenna as custodian for his children and for which Mr. McKenna has sole voting and investment power and 509 shares owned and voted by Mr. McKenna's children.

(6) Includes shares owned through the Shay Assets Management Co. 401(k) Plan, as follows: Mr. Shay -- 4,799 shares; Mr. McCabe -- 2,455 shares; and Mr. Trautman -- 2,519 shares.

(7) Includes 171 shares held by Mr. Trautman as custodian under the Uniform Gifts to Minors Act.

                             ADDITIONAL INFORMATION

ANNUAL REPORT AND SEMI-ANNUAL REPORT DELIVERY

     The Fund will furnish, without charge, a copy of its Annual Report for the fiscal year ended December 31, 1996, and its Semi-Annual Report for the six months ended June 30, 1997, to any stockholder upon request. Contact the Fund c/o Shay Assets Management Co. at 111 East Wacker Drive, Chicago, Illinois 60601 or call 800-661-3938 to request a copy of the Annual Report and Semi-Annual Report.

               STOCKHOLDER PROPOSALS FOR THE 1998 ANNUAL MEETING

     Any stockholder proposal intended to be presented at the 1998 Annual Meeting of the Fund must be received by the Fund at the offices of its administrator, PFPC, Inc., at P.O. Box 8905, Wilmington, Delaware 19809 on or before October 15, 1997 in order for such proposal to be considered for inclusion in the Fund's proxy statement and form of proxy relating to that meeting.

                                            By Order of the Board of Directors

                                            /s/ Edward E. Sammons, Jr.

                                            Edward E. Sammons, Jr.
                                            Secretary
Dated: October 3, 1997

                                                                       EXHIBIT A

     Key to markings: Deletions are indicated by struck through text. Insertions are indicated by underscored text.

                         INVESTMENT ADVISORY AGREEMENT

          This Agreement made and entered into as of M-a-y- 1-9-,- 1-9-9-5
     [             ], 1997, by and between M.S.B. Fund, Inc., a New
     ======================
     York corporation (the "Fund"), and Shay Assets Management C-o-.-,- a-n-I-l-l-i-n-o-i-s- g-e-n-e-r-a-l- p-a-r-t-n-e-r-s-h-i-p-, Inc., a Florida
                                                             ===============
     corporation (the "Adviser"):
     ===========
                                  WITNESSETH:

     WHEREAS, the Fund is an open-end diversified management investment company incorporated in New York on June 8, 1964; and

     WHEREAS, the Fund desires to retain the Adviser to render investment advisory services to the Fund, and the Adviser is willing to render such services;

     NOW, THEREFORE, in consideration of the premises and mutual promises hereinafter set forth the parties hereto agree as follows:

     1. Advisory Services. The Fund hereby appoints the Adviser to act as investment adviser to the Fund with respect to the assets belonging to the Fund's Class A stock, $0.001 par value, for the period and on the terms set forth in this Agreement. Shares of the Fund's Class A stock, $0.001 par value, are referred to herein as "Fund Shares". The Adviser accepts such appointment and agrees to render the services herein set forth, for the compensation herein provided. The Fund, at its option, may also appoint the Adviser to act as investment adviser to the Fund hereunder with respect to the assets belonging to any other class of capital stock of the Fund from time to time created, but the Adviser shall not be required to accept any such appointment. The Adviser shall furnish investment research and advice to the Fund and shall manage the investment and reinvestment of the assets and its business affairs and matters incidental thereto, all subject to the supervision of the Board of Directors of the Fund and subject to the provisions of the Certificate of Incorporation (as defined in paragraph 3(a) of this Agreement) and By-Laws (as defined in paragraph 3(b) of this Agreement) of the Fund and any resolution, rules or regulations adopted by the Board of Directors of the Fund. The Adviser shall for all purposes herein provided be deemed to be an independent contractor and shall, unless otherwise expressly provided herein or authorized by the Board of Directors of the Fund from time to time, have no authority to act for or represent the Fund in any way or otherwise be deemed an agent for the Fund. The Fund shall also be free to retain, at its own expense, other persons to provide it with any services whatsoever including, but not limited to, statistical, factual or technical information or advice. The services of the Adviser herein provided are not to be deemed exclusive and the Adviser shall be free to render similar services or other services to others.

     2. Duties of the Adviser. Subject to the general supervision of the Board of Directors of the Fund, the Adviser shall, employing its discretion, manage the investment operations of the Fund and the composition of the portfolio of securities and investments (including cash) belonging to the Fund, including the purchase, retention and disposition thereof and the execution of agreements relating thereto, in accordance with the investment objective, policies and restrictions of the Fund as stated in the Prospectus (as defined in paragraph 3(f) of this Agreement), Registration Statement (as defined in paragraph 3(d) of this Agreement), Certificate of Incorporation and By-Laws of the Fund and subject to the following understandings:

          (a) The Adviser shall furnish a continuous investment program for the Fund and determine from time to time what investments or securities will be purchased, retained or sold by the Fund, and what portion of the assets will be invested or held uninvested as cash.

          (b) The Adviser shall use its best judgment in the performance of its duties under this Agreement.

          (c) The Adviser, in the performance of its duties and obligations under this Agreement, shall act in conformity with the Certificate of Incorporation, the By-Laws and Prospectus of the Fund and with the instructions and directions of the Board of Directors of the Fund and will conform to and comply with the requirements of the Investment Company Act of 1940, as amended from time to time, and the rules and regulations of the Securities and Exchange Commission thereunder (collectively, the "1940 Act") and all other applicable Federal and state laws and regulations, including without limitation the provisions of the Internal Revenue Code, as amended from time to time, applicable to the Fund as a regulated investment company.

          (d) The Adviser shall determine the securities and other investments to be purchased or sold by the Fund and, as agent for the Fund, will effect transactions pursuant to its determinations either directly with the issuer or with any broker and/or dealer in such securities. In placing orders with brokers and/or dealers the Adviser intends to seek the best price and execution for purchases and sales and will comply with such policies with respect to brokerage as are set forth in the Fund's Registration Statement and Prospectus or as the Fund's Board of Directors may adopt from time to time. On occasions when the Adviser deems the purchase or sale of a security to be in the best interest of the Fund as well as other customers, the Adviser may, to the extent permitted by applicable laws and regulations, but shall not be obligated to, aggregate the securities to be sold or purchased in order to obtain the best price and execution. In such event, allocation of the securities so purchased or sold, as well as the expenses incurred in the transaction, will be made by the Adviser in a manner it considers to be equitable and consistent with its fiduciary obligations to the Fund and, if applicable, to such other customers.

          (e) The Adviser shall maintain books and records with respect to the portfolio transactions of the Fund and shall render to the Fund's Board of Directors such periodic and special reports as the Board of Directors may reasonably request.

          (f) The Adviser shall provide the Fund's custodian and administrator on each business day with information relating to all transactions concerning the assets of the Fund, except redemptions of and any subscriptions for Fund Shares, and will provide on a timely basis to the Fund's administrator and other persons providing services to the Fund such information as the administrator or such other persons may reasonably request in connection with the performance of their respective duties and obligations with respect to the Fund.

          (g) The Adviser will report to the Board of Directors of the Fund at each meeting thereof all changes in the investments and other assets of the Fund since the prior report, and will keep the Board of Directors informed of material developments affecting the Fund and the Adviser, and on its own initiative, will furnish the Board of Directors from time to time with such information as the Adviser may believe appropriate for this purpose, whether concerning the individual companies whose securities are included in the Fund's holdings, the industries in which they engage, or the economic, social or political conditions prevailing in each country in which the Fund maintains investments. The Adviser also will furnish the Board of Directors with such statistical and analytical information with respect to securities and other investments of the Fund as the Adviser may believe appropriate or as the Board of Directors may reasonably request. The Adviser shall prepare and furnish to the Board of Directors all such other written materials and documents as may be requested or as may otherwise be necessary or appropriate in connection with meetings of the Board of Directors, and, if the Secretary of the Fund is an officer, director, or employee of the Adviser or any of its affiliated persons, the Adviser shall cause to be prepared and shall bear the costs of preparing and keeping the minutes of the meetings of the Board of Directors and committees thereof and of meetings of the stockholders of the Fund.

          (h) The Adviser shall furnish such office and other facilities as may be required by the Fund.

     3. Delivery of Documents. The Fund has delivered, or will deliver promptly, copies of each of the following documents to the Adviser and will promptly notify and deliver to it all future amendments and supplements if any:

          (a) Certificate of incorporation of the Fund, as filed with the Secretary of State of the State of New York and in effect on the date hereof and as amended or restated from time to time (the "Certificate of Incorporation").

          (b) By-Laws of the Fund, as in effect on the date hereof and as amended or restated from time to time (the "By-Laws").

          (c) Certified resolutions of the Board of Directors of the Fund and of the Fund's stockholders, respectively, authorizing the appointment of the Adviser and approving the form of this Agreement.

          (d) Registration Statement under the 1940 Act and the Securities Act of 1933, as amended, on Form N-1A (the "Registration Statement") as filed with the Securities and Exchange Commission (the "Commission") and in effect on the date hereof relating to the Fund, and all subsequent amendments thereto.

          (e) Notification of Registration under the 1940 Act on Form N-8A as filed with the Commission.

          (f) Prospectus or Prospectuses and Statement or Statements of Additional Information of the Fund, if any, as currently in effect and as amended or supplemented from time to time, being herein called the "Prospectus".

     4. Employees of the Adviser. The Adviser shall authorize and permit any of its directors, officers and employees who may be elected as Directors or officers of the Fund to serve in the capacities in which they are elected.

     5. Books and Records. The Adviser shall keep the Fund's books and records required to be maintained by it pursuant to paragraph 2(e) of this Agreement. The Adviser agrees that all records which it maintains for the Fund are the property to the Fund and it will promptly surrender any of such records to the Fund upon the Fund's request. The Adviser further agrees to preserve for the period prescribed by Rule 31a-2 of the Commission under the 1940 Act any such records as are required to be maintained by the Adviser with respect to the Fund hereunder or by Rule 31a-1 of the Commission under the 1940 Act, as such rule may be amended from time to time, and any other applicable rule that may be adopted by the Commission.

     6. Expenses. During the term of this Agreement the Adviser will pay all expenses (including without limitation the compensation of all its directors, officers and employees serving as Directors or officers of the Fund pursuant to paragraph 4 of this Agreement) incurred by it in connection with its activities under this Agreement other than the cost of the securities and investments purchased for the Fund (including taxes and brokerage commissions, if any). The Adviser also shall pay the salaries, fees and expenses of Directors, officers and employees of the Fund who are affiliated persons of the Adviser or affiliated persons of any affiliated person of the Adviser. All other expenses shall be borne by the Fund, subject to the limitations and reimbursements provided for in paragraphs 7 and 8 hereof.

     7. Compensation and General Expense Limitation.

          (a) For the services provided and expenses borne by the Adviser pursuant to this Agreement, the Fund shall pay to the Adviser compensation based on the annual percentage of the Fund's average daily net assets paid monthly, as follows: 0.75% of the first $100 million and 0.50% over $100 million; provided, however, that if the Restricted Expenses (as defined below) of the Fund with respect to any fiscal year of the Fund exceed an amount (the "Restricted Expense Cap") equal to 1.10% of the average daily net asset value of the Fund during such fiscal year, the fee payable to the Adviser with respect to such fiscal year shall be reduced by the amount of such excess, but not below zero. The fee payable to the Adviser pursuant to this paragraph 7 (the "Advisory Fee") shall commence on the date
     o-n- w-h-i-c-h- t-h-i-s- A-g-r-e-e-m-e-n-t- i-s- a-p-p-r-o-v-e-d- b-y- a-m-a-j-o-r-i-t-y- o-f- t-h-e- F-u-n-d-'-s- o-u-t-s-t-a-n-d-i-n-g-
     v-o-t-i-n-g- s-e-c-u-r-i-t-i-e-s-,- a-s- d-e-f-i-n-e-d- i-n- t-h-e-
     1-9-4-0-A-c-t- (-t-h-e- "-S-t-o-c-k-h-o-l-d-e-r- A-p-p-r-o-v-a-l
     hereof (the "Effective Date") and shall be accrued daily, subject to
     ======================
     adjustment as provided below in this paragraph 7 and subject to further adjustment as provided in paragraph 8, and the fee for each month will be paid to the Adviser during the succeeding month.

          (b) The amount of compensation payable to the Adviser with respect to each day during a fiscal year of the Fund shall be adjusted as follows:

              (i) If the total amount of Restricted Expenses accrued by the Fund from the beginning of the fiscal year through the close of business on such day exceeds the Applicable Pro Rata Portion of the Restricted Expense Cap (as defined below) through such day, the compensation payable to the Adviser with respect to such day shall be reduced by the amount of such excess.

             (ii) If the total amount of Restricted Expenses accrued by the Fund from the beginning of the fiscal year through the close of business on such day is less than the Applicable Pro Rata Portion of the Restricted Expense Cap through such day, the compensation payable to the Adviser with respect to such day shall be increased by the amount of such excess, except to the extent such increase would cause the aggregate compensation payable to the Adviser with respect to the period from the beginning of such fiscal year through such date to exceed the Applicable Pro Rata Portion of the Advisory Fee (as defined below).

In the event any reduction of the Advisory Fee provided for in this paragraph 7(b) would result in an aggregate Advisory Fee of less than zero for any month in a fiscal year, the Adviser shall make a refund payment to the Fund in such amount; provided, however, the Adviser shall not be obligated to refund an amount greater than the aggregate amount of the Advisory Fee previously paid to the Adviser with respect to such fiscal year.

          (c) For purposes of this paragraph 7:

              (i) "Applicable Pro Rata Portion of the Restricted Expense Cap" as
                  of any day shall mean the dollar amount computed by multiplying 1.10% by (A) the ratio computed by dividing the number of days elapsed since the beginning of the relevant fiscal year by the number of days in such year and (B) the average daily net asset value of the Fund from the beginning of the relevant fiscal year through such day.

             (ii) "Applicable Pro Rata Portion of the Advisory Fee" as of any
                  day shall mean the dollar amount of the Advisory Fee that would be payable to the Adviser with respect to the period from the beginning of the relevant fiscal year through such day, if such amount were computed without regard to the limitations set forth in paragraph 7(b) and paragraph 8, multiplied by the ratio computed by dividing the number of days elapsed since the beginning of the relevant fiscal year by the number of days in such fiscal year.

          (d) In the event this Agreement becomes effective on a date other than the first day of any fiscal year, solely for the purpose of computing the amount of the Advisory Fee for such fiscal year, such first fiscal year shall be deemed to begin on the S-t-o-c-k-h-o-l-d-e-r- A-p-p-r-o-v-a-l Effective Date and to end on December 31 of such year. In the event this
     =========
     Agreement terminates on a date other than the last day of any fiscal year, solely for the purpose of computing the amount of the Advisory Fee for such fiscal year, such fiscal year shall be deemed to begin on January 1 of such year and to end on the date of the termination of this Agreement. In either of such events, the Applicable Pro Rata Portion of the Restricted Expense Cap and the Applicable Pro Rata Portion of the Advisory Fee shall be reduced by multiplying such amount by the ratio computed by dividing the number of days deemed to occur in such fiscal year by 365.

          (e) As used herein, the term "Restricted Expenses" means all expenses of the Fund, including without limitation (i) the general expenses of the Fund, (ii) the fees payable to the Adviser, the Fund's administrator, if any, the Fund's transfer agent and dividend paying agent, if any, and the Fund's custodian and (iii) registration fees and the costs and expenses of qualifying the Fund's shares for offer and sale under the Blue Sky laws of any jurisdiction where such shares may be qualified from time to time; but the Restricted Expenses shall exclude (A) the fees and expenses of the Fund's outside counsel (other than registration and filing fees disbursed by such counsel on behalf of the Fund), (B) the fees and expenses of the Fund's independent accountants, (C) Directors' fees and the expenses incurred by Directors and reimbursed by the Fund and (D) fees and expenses paid under a plan of distribution, if any, adopted pursuant to Rule 12b-1 under the 1940 Act.

     7-A-. C-o-m-p-e-n-s-a-t-i-o-n- d-u-r-i-n-g- t-h-e- I-n-t-e-r-i-m-
     P-e-r-i-o-d-.

     N-o-t-w-i-t-h-s-t-a-n-d-i-n-g- a-n-y- o-t-h-e-r- p-r-o-v-i-s-i-o-n- o-f-t-h-i-s- A-g-r-e-e-m-e-n-t-,- i-n- o-r-d-e-r- t-o- c-o-m-p-l-y- w-i-t-h-
R-u-l-e- 1-5-a-4- u-n-d-e-r- t-h-e- 1-9-4-0- A-c-t-:- (-i-)- t-h-e-
c-o-m-p-e-n-s-a-t-i-o-n- p-a-y-a-b-l-e- t-o- t-h-e- A-d-v-i-s-e-r- w-i-t-h-r-e-s-p-e-c-t- t-o- t-h-e- p-e-r-i-o-d- f-r-o-m- t-h-e- d-a-t-e- h-e-r-e-o-f-u-n-t-i-l- t-h-e- S-t-o-c-k-h-o-l-d-e-r- A-p-p-r-o-v-a-l- D-a-t-e- (-t-h-e-
"-I-n-t-e-r-i-m- P-e-r-i-o-d-"-)- s-h-a-l-l- b-e- e-q-u-a-l- t-o- t-h-e-
a-m-o-u-n-t- t-h-a-t- w-o-u-l-d- h-a-v-e- b-e-e-n- p-a-y-a-b-l-e- w-i-t-h-r-e-s-p-e-c-t- t-o- t-h-e- I-n-t-e-r-i-m- P-e-r-i-o-d- t-o- N-a-t-i-o-n-a-r-a-s- t-h-e- F-u-n-d-'-s- p-r-i-o-r- i-n-v-e-s-t-m-e-n-t- a-d-v-i-s-e-r-,-
a-d-m-i-n-i-s-t-r-a-t-o-r-,- t-r-a-n-s-f-e-r- a-g-e-n-t-,- r-e-g-i-s-t-r-a-r-
a-n-d- c-u-s-t-o-d-i-a-n- p-u-r-s-u-a-n-t- t-o- t-h-e- A-m-e-n-d-e-d- a-n-d-R-e-s-t-a-t-e-d- A-g-r-e-e-m-e-n-t- b-e-t-w-e-e-n- t-h-e- F-u-n-d- a-n-d-N-a-t-i-o-n-a-r- d-a-t-e-d- a-s- o-f- A-p-r-i-l- 1-,- 1-9-9-4- f-i-l-e-d- a-s-
a-n- e-x-h-i-b-i-t- t-o- t-h-e- F-u-n-d-'-s- r-e-g-i-s-t-r-a-t-i-o-n-
s-t-a-t-e-m-e-n-t- o-n- F-o-r-m- N-1-A- a-n-d- (-i-i-)- t-h-e- A-d-v-i-s-e-r-
s-h-a-l-l- b-e-a-r- t-h-e- f-e-e-s- a-n-d- o-t-h-e-r- c-o-m-p-e-n-s-a-t-i-o-n-o-f- t-h-e- F-u-n-d-'-s- a-d-m-i-n-i-s-t-r-a-t-o-r-,- t-r-a-n-s-f-e-r-
a-g-e-n-t-,- r-e-g-i-s-t-r-a-r- a-n-d- c-u-s-t-o-d-i-a-n- w-i-t-h-
r-e-s-p-e-c-t- t-o- t-h-e- I-n-t-e-r-i-m- P-e-r-i-o-d-.

     8. Blue Sky Limitation on Expenses.

          (a) In the event the Expenses (as defined in paragraph 8(b) below) of the Fund for any fiscal year exceed the lowest applicable annual expense limitations, if any, established pursuant to the statutes or regulations of any jurisdictions in which Fund Shares are then qualified for offer and sale (such excess hereinafter called the "Blue Sky Excess Expense"), the compensation due to the Adviser under paragraph 7 for the fiscal year in question shall be reduced by an amount equal to the Blue Sky Excess Expense of the Fund, and if the Blue Sky Excess Expense of the Fund exceeds the fees of the Fund payable to the Adviser with respect to the Fund for the fiscal year in question, the Adviser shall, to the extent required by such statute or regulations, reimburse the Fund for the amount of such excess. If for any month the Expenses shall exceed 1/12th of the percentage of average daily net assets allowable as Expenses, the payment to the Adviser for that month shall be reduced, and, if necessary, the Adviser shall make a refund payment to the Fund so that the Expenses will not exceed such percentage. As of the end of the fiscal year, however, the foregoing computations shall be readjusted so that the aggregate compensation payable to the Adviser for the year is equal to the amount provided for in paragraph 7 hereof, reduced by an amount equal to the Blue Sky Excess Expense of the Fund. The aggregate of the repayments, if any, by the Adviser to the Fund for the year shall be the amount necessary to reimburse the Fund for the amount of such excess.

          (b) For purposes of paragraph 8(a) of this Agreement, the term "Expenses" means the general expenses of the Fund, including without limitation fees payable to the Adviser, the Fund's administrator, if any, the Fund's transfer agent, if any, and to the Fund's custodian; but the Expenses shall exclude any interest, taxes, brokerage commissions and litigation and indemnification expenses and other extraordinary expenses not incurred in the ordinary course of the Fund's business.

     9. Limitation of Liability. The Adviser shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Fund in connection with the matters to which this Agreement relates, except a loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services (in which case any award of damages shall be limited to the period and the amount set forth in Section 36(b)(3) of the 1940 Act) or a loss resulting from willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement.

     10. Effective Date and Term. This Agreement shall become effective on the date hereof. This Agreement shall remain in effect f-o-r- a- p-e-r-i-o-d- o-f-t-w-e-l-v-e- (-1-2-)- m-o-n-t-h-s- f-r-o-m- t-h-e- d-a-t-e- o-f- s-u-c-h-
e-f-f-e-c-t-i-v-e-n-e-s-s until May 30, 1998, and shall continue in effect
                          ===================
thereafter for successive twelve-month periods (or for such shorter periods
==========
as may be specified by the Fund's Board of Directors) subject to termination as hereinafter provided, if such continuance is approved at least annually (a) by vote of the Fund's Board of Directors, cast in person at a meeting called for the purpose of voting on such approval, and (b) by vote of a majority of the Directors of the Fund who are not parties to this Agreement or "interested persons" (as defined in the 1940 Act) of any party to this Agreement, cast in person at a meeting called for the purpose of voting on such approval;-p-r-o-v-i-d-e-d-,- h-o-w-e-v-e-r-,- t-h-a-t- t-h-i-s-A-g-r-e-e-m-e-n-t- s-h-a-l-l- n-o-t- c-o-n-t-i-n-u-e- a-n-d- s-h-a-l-l-t-e-r-m-i-n-a-t-e- o-n- t-h-e- 1-2-0-t-h- d-a-y- a-f-t-e-r- t-h-e- d-a-t-e-
h-e-r-e-o-f- u-n-l-e-s-s-,- o-n- o-r- p-r-i-o-r- t-o- s-u-c-h- d-a-t-e-,-
t-h-i-s- A-g-r-e-e-m-e-n-t- i-s- a-p-p-r-o-v-e-d- b-y- a- m-a-j-o-r-i-t-y- o-f-t-h-e- o-u-t-s-t-a-n-d-i-n-g- v-o-t-i-n-g- s-e-c-u-r-i-t-i-e-s- (-a-s-
d-e-f-i-n-e-d- i-n- t-h-e- 1-9-4-0- A-c-t-)- o-f- t-h-e- F-u-n-d-. The annual approvals provided for herein shall be effective to continue this Agreement from year to year (or for such shorter period referred to above) if given within a period beginning not more than ninety (90) days prior to (and including) the anniversary of the date upon which the most recent previous continuance of this Agreement became effective, notwithstanding the fact that more than three hundred sixty-five (365) days may have elapsed since the date on which such approval was last given. This Agreement may be terminated (i) by the Fund at any time, without the payment of any penalty, by the Board of Directors of the Fund or by vote of a majority of the outstanding voting securities (as defined in the 1940 Act) of the Fund, on 30 (thirty) days' written notice to the Adviser, or (ii) after t-h-e- t-h-i-r-d-a-n-n-i-v-e-r-s-a-r-y- o-f- t-h-e- d-a-t-e- o-f- t-h-i-s- A-g-r-e-e-m-e-n-t
May 19, 1998, by the Adviser at any time, without the payment of any penalty,
============
on 90 (ninety) days' written notice to the Fund. This Agreement will automatically and immediately terminate in the event of its assignment (as defined in the 1940 Act).

     11. Amendment of Agreement. This Agreement may be amended by mutual consent, provided that the amendment is approved (a) by vote of a majority of those Directors of the Fund who are not parties to this Agreement or "interested persons" (as defined in the 1940 Act) of any such party, cast in person at a meeting called for the purpose of voting on such amendment, and (b), if required by the 1940 Act, by vote of a majority of the outstanding voting securities (as defined in the 1940 Act) of the Fund.

     12. Notices. Notices of any kind to be given to the Adviser by the Fund shall be in writing and shall be duly given if mailed or delivered to the Adviser at 111 East Wacker Dr., Chicago, IL 60601, Attention: Executive Vice President, or at such other address or to such other individual as shall be specified by the Adviser to the Fund in accordance with this paragraph 12. Notices of any kind to be given to the Fund by the Adviser shall be in writing and shall be duly given if mailed or delivered to the Fund at 3-3-0-M-a-d-i-s-o-n 200 Park Avenue, New York, NY 1-0-0-1-7 10166, Attention:
              ========                                =====
President, or at such other address or to such other individual as shall be specified by the Fund to the Adviser in accordance with this paragraph 12, with copies to each of the Fund's Directors at their respective addresses set forth in the Fund's Registration Statement and to the legal counsel to the Fund.

     13. Authority. The Directors have authorized the execution of this Agreement in their capacity as Directors and not individually. The Adviser agrees that neither the stockholders nor the Directors nor any officer, employee, representative or agent of the Fund shall be personally liable upon, nor shall resort be had to their private property for the satisfaction of, obligations given, executed or delivered on behalf of or by the Fund, that the stockholders, Directors, officers, employees, representatives and agents of the Fund shall not be personally liable hereunder, and that the Adviser shall look solely to the property of the Fund for the satisfaction of any claim hereunder.

     14. Controlling Law. This Agreement shall be governed by the construed in accordance with the laws of the state of New York.

     15. Multiple Counterparts. This Agreement may be executed simultaneously in several counterparts, each of which shall be deemed to be an original, but which together shall constitute one and the same instrument.

     16. Captions. The captions of the paragraphs are for descriptive purposes only and they are not intended to limit or otherwise affect the content of this Agreement.

     IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first above written.
                                    M.S.B. FUND, INC.

                                    By:
                                    --------------------------------------------
                                       D-a-v-i-d- F-r-e-e-r-,- J-r-.
                                       Joseph R. Ficalora
                                       ==================
                                       President

                                    SHAY ASSETS MANAGEMENT -C-O-., INC.
                                                                   ====
                                    By:
                                    --------------------------------------------
                                       E-d-w-a-r-d- E-.- S-a-m-m-o-n-s-,- J-r-.
                                       E-x-e-c-u-t-i-v-e- V-i-c-e-
                                       P-r-e-s-i-d-e-n-t-,
                                       S-h-a-y- A-s-s-e-t-s-
                                       M-a-n-a-g-e-m-e-n-t-,- I-n-c-.-,
                                       M-a-n-a-g-i-n-g- P-a-r-t-n-e-r
                                       Rodger D. Shay
                                       ==============
                                       Chairman
                                       ========

PROXY                         M.S.B. FUND, INC.                            PROXY

         PROXY FOR SPECIAL MEETING OF STOCKHOLDERS - NOVEMBER 13, 1997

The undersigned hereby appoints Joseph R. Ficalora and Ian D. Smith as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated herein, all the shares of capital stock of M.S.B. Fund, Inc. held of record by the undersigned on October 1, 1997, at the Special Meeting of Stockholders to be held on November 13, 1997, or any adjournment thereof. This proxy is solicited on behalf of the Board of Directors. This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" PROPOSAL 1. PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

                                           NOTE:  Please sign exactly as your
                                           name appears below.  When shares are
                                           held by joint tenants, both should
                                           sign.  When signing as attorney,
                                           executor, administrator, trustee or
                                           guardian, please give full title as
                                           such.  If a corporation, please sign
                                           in full corporate name by president
                                           or other authorized officer.  If a
                                           partnership, please sign in
                                           partnership name by authorized
                                           persons.


                                           Date __________________________, 1997


                                            -----------------------------------
                                           (                                   )
                                           (                                   )
                                           (                                   )
                                           (                                   )
                                            ------------------------------------
                                           Signature(s)  Title(s), if applicable

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. THE DIRECTORS RECOMMEND VOTING "FOR" PROPOSAL 1. PLEASE MARK YOUR VOTE BELOW IN BLUE OR BLACK INK. EXAMPLE: / /


                                                                                           FOR       AGAINST        ABSTAIN
1.  The approval of the Investment Advisory Agreement with Shay Assets Management, Inc.    / /        / /             / /


2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.